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                                                                     EXHIBIT 5.1


                         [KIRKLAND & ELLIS LETTERHEAD]

                                January 13, 1999


Aircraft Service International Group, Inc.
1815 Griffin Road
Suite 300
Fort Lauderdale International Airport
Fort Lauderdale, Florida 33004

                  Re: Aircraft Service International Group, Inc., Aircraft Service International, Inc.,
                           Florida Aviation Fueling Company, Inc., and
                           Dispatch Services, Inc.
                           Registration Statement on Form S-4
                           Registration No. 333-64513

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Aircraft Service International Group, Inc., a Delaware corporation (the "Issuer") and Aircraft Service International, Inc., a Delaware corporation ("ASII"), Florida Aviation Fueling Company, Inc., a Florida corporation ("FAFCO"), and Dispatch Services, Inc., a Florida corporation, ("DSI" and, collectively with ASII and FAFCO, the "Guarantors" and, together with the Issuer, the "Registrants"), in connection with the proposed registration by the Issuer of up to $80,000,000 in aggregate principal amount of the Issuer's 11% Series B Senior Notes due 2005 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-64513) originally filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of August 18, 1998, among the Issuer and State Street Bank and Trust Company, as Trustee, in exchange for and in replacement of the Issuer's outstanding 11% Senior Notes due 2005 (the "Old Notes"), of which $80,000,000 in aggregate principal amount is outstanding.


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                         [KIRKLAND & ELLIS LETTERHEAD]



Aircraft Service International Group, Inc.
January 13, 1999
Page 2



         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation and By-Laws of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, respectively, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated August 18, 1998, among the Issuer, the Guarantors, and CIBC Oppenheimer Corp.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others. In rendering the opinion below regarding FAFCO and DSI, we have relied on the opinion of Steel Hector & Davis LLP, which is filed as Exhibit 99.4 to the Registration Statement.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal laws of the United States of America.

         Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers



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                         [KIRKLAND & ELLIS LETTERHEAD]

Aircraft Service International Group, Inc.
January 13, 1999
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thereof in exchange for the Old Notes, the Exchange Notes and the Guarantees
will be validly issued and binding obligations of the Registrants.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                Sincerely,

                                /s/ Kirkland & Ellis

                                Kirkland & Ellis